Exhibit 99.1

Arabian Entertainment Company, Ltd., a leading food, beverage and entertainment company in Saudi Arabia, enters into Business Combination Agreement with Sagaliam Acquisition Corp. Combined company is expected to trade on NASDAQ.

Arabian Entertainment Company, Ltd. (“AEC”) has entered into a business combination agreement with Sagaliam Acquisition Corp. (NASDAQ: SAGA). The combined company is expected to trade on NASDAQ.

AEC’s business model focuses on three complimentary pillars – franchise restaurants, fine dining & entertainment and live entertainment venues - in the MENA region. AEC owns the exclusive rights to the Applebee’s and Ocean Basket franchises in Saudi Arabia.

Transaction to provide AEC up to $151.5 million in proceeds including an anticipated $35 million of immediate funding through a PIPE and up to $116.5 million of SPAC cash held in trust, based on a pre-transaction equity value of $379 million.

Proceeds will allow AEC to expand its presence in Saudi Arabia and the MENA region and diversify its offerings across the food, beverage and live entertainment eco-systems.

LOS ANGELES, CALIFORNIA and JEDDAH, SAUDI ARABIA, Nov. 16, 2022 /Globe Newswire/ — Arabian Entertainment Company Ltd. (“AEC”), a leading food, beverage and entertainment company in Saudi Arabia and Sagaliam Acquisition Corp. (NASDAQ: SAGA) (“Sagaliam”), a special purpose acquisition company (“SPAC”), announced today that they have entered into a definitive business combination agreement.

Under the terms of the agreement, Supraeon Investments, Ltd. (“Supraeon”), the parent company of AEC and Sagaliam will combine into a new company that is expected to be listed on NASDAQ and will adopt Tarfeeh Holdings, Ltd. as the corporate operating brand.

The transaction, once completed, will provide AEC with significant additional capital to continue its growth, better serve customers and execute its strategic plan to become a leading provider of food and beverage and live entertainment offerings in the MENA region.

In addition, Sagaliam and AEC expect to raise an additional $35 million through a private investment in public equities (“PIPE”). The anticipated $35 million from the PIPE is expected to be primarily used by AEC to pay transaction-related expenses and fund the expansion of its business platform in Saudi Arabia and the MENA Region.

AEC Overview

Headquartered in Jeddah, Saudi Arabia, AEC is a premier owner and operator of fast casual restaurant franchises operating under the Applebee’s and Ocean Basket brands.

AEC has been in operation since 2001. Together with its parent company, Supraeon, AEC is a portfolio company of GLD Partners, LP., a Los Angeles based private equity firm (“GLD”).

Sagaliam Overview

Sagaliam is a SPAC that raised $116.5 million in its initial public offering on December 23, 2021.

The business combination agreement between AEC and Sagaliam requires that the sponsor agree not to sell its founder shares for a period of twelve months after the business combination subject to the provisions of the lock up agreement. The sponsor believes that this “lock-up” period aligns the interests of the sponsor with those of Sagaliam’s investors. As such, with certain limited exceptions, the sponsor expects to continue to be invested in the combined company after the completion of the business combination.

Management Commentary

“AEC is raising the bar in the fast casual food and beverage industry in the MENA region and strives to create the best possible experience for customers, partners, and employees so it can create more moments that matter,” said Omar Mirza, Interim CEO of AEC. “We are excited to enter the public markets through our business combination with Sagaliam. We expect that this capital, combined with our leadership team’s significant food, beverage and entertainment industry experience, will allow AEC to grow our workforce, expand our offerings and further invest in our customer experience, while maintaining our core values and family-first culture.”

“We believe AEC has become one of the fastest-growing providers of fast casual dining experiences in Saudi Arabia thanks to its world-class leadership team, and the consistent high-quality service it provides to customers,” said Barry Kostiner, CEO and Director of Sagaliam. “We are confident in the AEC team and we believe they are ready to further accelerate their market position through this opportunity to become a public company.”

“GLD is pleased to support the combination of AEC and Sagaliam. GLD initially acquired AEC because of its faith in the growth potential of AEC and the overall MENA region. GLD remains committed to seeking out investment opportunities in the MENA region and this transaction is in line with GLD’s investment strategy,” said Eric Miller, a spokesperson for GLD Partners, LP. “AEC and Sagaliam are ideal partners. AEC’s differentiated model and track record of performance, combined with Sagaliam’s investment, will allow AEC to extend their leadership position and deliver shareholder value.”

Transaction Overview

Under the terms of the definitive business combination agreement, the transaction is expected to provide AEC up to $151.5 million in proceeds, including $35 million from an anticipated PIPE offering described above and $116.5 million of SPAC cash in trust assuming no redemptions, based on a pre-transaction equity value of $379 million. No additional funding beyond the $35 million PIPE offering is contemplated for the business combination, which includes a minimum net cash condition of $25 million in the aggregate to close.

Upon the closing of the proposed transaction, AEC’s senior management will continue to serve in their current roles. The current AEC owners will retain approximately 50% of the ownership at close, assuming no SPAC shareholder redemptions.

The respective boards of directors of both Sagaliam and AEC have each approved the proposed transaction. Completion of the proposed transaction is subject to approval of Sagaliam stockholders and other customary closing conditions. The parties expect that the proposed transaction will be completed in the first half of 2023.

A more detailed description of the transaction terms and a copy of the definitive business combination agreement will be included in a Current Report on Form 8-K to be filed by Sagaliam with the United States Securities and Exchange Commission (the “SEC”). Sagaliam or one of its subsidiaries or affiliates will file a registration statement (which will contain a proxy statement and prospectus) with the SEC in connection with the transaction.

Investor Conference Call

AEC and Sagaliam will host a joint investor conference call discussing the business and the proposed transaction. Information as to how to join the call will be made available at either https://sagaliam.com or www.tarfeehksa.com.

For Investor Relations, including a copy of an investor presentation as filed with the SEC, please visit the Sagaliam website at www.sagaliam.com or the SEC’s website for Sagaliam’s filings at: https://sec.report/CIK/0001855351.

Advisors

King & Spalding LLP is serving as legal advisor to AEC and Mayer Brown LLP and Al Akeel & Partners are serving as legal advisors to Sagaliam. Marshall & Stevens, Inc. has delivered a fairness opinion to a Special Committee of the Board of Directors of Sagaliam in connection with the proposed transaction.

Important Information about the Proposed Business Combination and Where to Find It

This document relates to a proposed transaction between AEC and Sagaliam. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Sagaliam intends to file a preliminary proxy statement with the SEC in connection with the proposed transaction. Sagaliam will mail the definitive proxy statement to all Sagaliam shareholders. Sagaliam also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of Sagaliam are urged to read the preliminary proxy statement (and, when available, the definitive proxy statement) and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by Sagaliam through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

Sagaliam and AEC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Sagaliam Acquisition Corp.’s shareholders in connection with the proposed transaction. A list of the names of the directors and executive officers of Sagaliam and information regarding their interests in the business combination will be contained in the proxy statement when available. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between AEC and Sagaliam. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Sagaliam’s securities, (ii) the risk that the transaction may not be completed by Sagaliam’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Sagaliam, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the approval by the shareholders of Sagaliam and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement, (vi) the effect of the announcement or pendency of the transaction on AEC’s business relationships, operating results and business generally, (vii) risks that the proposed transaction disrupts current plans and operations of AEC and potential difficulties in AEC’s employee retention as a result of the transaction, (viii) the outcome of any legal proceedings that may be instituted against AEC or against Sagaliam related to the Business Combination Agreement or the transaction, (ix) the ability to maintain the listing of the Sagaliam’s securities a national securities exchange, (x) the price of Sagaliam’s securities may be volatile due to a variety of factors, including changes in the competitive industries in which Sagaliam plans to operate or AEC operates, variations in operating performance across competitors, changes in laws and regulations affecting Sagaliam’s or AEC’s business and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, and (xii) the risk of downturns and a changing regulatory landscape in the highly competitive food and beverage industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Sagaliam ‘s registration on Form S-1, the proxy statement that will be filed as discussed below and other documents filed by Sagaliam from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AEC and Sagaliam assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEC nor Sagaliam gives any assurance that either AEC or Sagaliam or the combined company will achieve its expectations.

CONTACT INFORMATION

Eric Miller

GLD Partners, LP

213-315-2550

press@gldlp.com